CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the registration statement on Form N-6 (the "Registration Statement") of our report dated March 16, 2001, relating to the financial statements of Lutheran Brotherhood, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements and Independent Auditors/Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 15, 2003